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                                   EXHIBIT 11

                      Rite Aid Corporation and Subsidiaries
            Statement Regarding Computation of Per Share Earnings
         Years ended March 2, 1996, March 4, 1995 and February 26, 1994

                    In thousands except per share amounts

                                                                                        1996           1995           1994
                                                                                        ----           ----           ----

EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION

Earnings

   Income from continuing operations                                                   $158,947       $141,286       $ 26,208
   Loss from discontinued operations                                                       --             --          (16,920)
                                                                                       --------       --------       --------
   Net Income                                                                          $158,947       $141,286       $  9,288
                                                                                       ========       ========       ========

Shares

   Weighted average number of common shares outstanding                                  83,808         84,771         87,972
                                                                                       ========       ========       ========

Primary earnings per common share

   Income from continuing operations                                                   $   1.90       $   1.67       $   0.30
   Loss from discontinued operations                                                       --             --            (0.19)
                                                                                       --------       --------       --------
   Net Income                                                                          $   1.90       $   1.67       $   0.11
                                                                                       ========       ========       ========

EARNINGS PER COMMON SHARE - ASSUMING ISSUANCE OF ALL DILUTIVE
CONTINGENT SHARES

Earnings

   Income from continuing operations                                                   $158,947       $141,286       $ 26,208
   Add after tax interest expense applicable
    to 6 3/4% convertible debentures (a)                                                  8,356          7,425           --
                                                                                       --------       --------       --------
   Income from continuing operations as adjusted                                        167,303        148,711         26,208
   Loss from discontinued operations                                                      --             --           (16,920)
                                                                                       --------       --------       --------
   Net Income                                                                          $167,303       $148,711       $  9,288
                                                                                       ========       ========       ========

Shares

   Weighted average number of common shares outstanding                                  83,808         84,771         87,972
   Assuming conversion of 6 3/4% convertible debentures (a)                               6,395          6,395           --
   Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds
     from exercise of such options                                                          585            657            299
                                                                                       --------       --------       --------
   Weighted average number of common shares outstanding as
     adjusted                                                                            90,788         91,823         88,271
                                                                                       ========       ========       ========

Earnings per common share assuming full dilution
   Income from continuing operations                                                   $   1.84       $   1.62       $   0.30
   Loss from discontinued operations                                                       --             --            (0.19)
                                                                                       --------       --------       --------
   Net Income (b)                                                                      $   1.84       $   1.62       $   0.11
                                                                                       ========       ========       ========


(a) Shown net of income taxes which were calculated at the Company's tax rate. For fiscal year 1994, the convertible notes had an antidilutive effect. In accordance with APB Opinion No. 15, the computation of fully diluted earnings per share excludes all securities whose conversion, exercise or issuance would have the effect of increasing the earnings per share amount.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.